FORM 8-K

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Act of 1934

Date of Report (Date of earliest event reported) March 10, 2009

BY DESIGN, INC.
 (Exact Name of Small Business Issuer as specified in its charter)

Nevada	000-52330	20-3305472
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2519 East Kentucky Ave., Denver, Colorado 80209
 (Address of principal executive offices including zip code)

 (303) 660-6964
 (Registrant's telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))

[  ]           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c))

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Act of 1934

References in this document to "us," "we," or "the Company" refer to By Design, Inc., and our wholly-owned subsidiaries.

Item 1.01 Entry into a Material Definitive Agreement

On March 6, 2009, we entered into a Letter of Intent with Asset Holdings, Inc. a private Maryland corporation (“Asset Holdings”), whereby a wholly-owned subsidiary of ours, BDI Acquisition Corp.,  would merge with Asset Holdings, with Asset Holdings being the surviving entity.  Asset Holdings would then become our wholly-owned subsidiary. Upon closing the merger, we would issue a total of 27,045,676 shares in connection with this merger and would cancel a total of 6,846,004 shares owned by our two control shareholders. With the exception of our two control shareholders, all of our other shareholders would retain their present share positions. As a result, we would have a total of 29,397,474 shares of Common Stock issued and outstanding at the closing of the merger.

Upon the closing of the merger, the officers and directors of Asset Holdings would become our officers and directors. Our sole officer and director, Mrs. Underwood, would resign effective at the time of closing. The combined company would operate under the name Asset Holdings, Inc., or some derivation thereof.

The closing of this merger is subject to certain contingencies, including completion of due diligence on us and Asset Holdings, the execution of a definitive Agreement of Merger and Plan of Reorganization, and the requirement of audited financial statements from Asset Holdings, along with the approval of the transaction by the shareholders of Asset Holdings and our shareholders. The Letter of Intent requires the completion of these contingencies not later than July 1, 2009.

Asset Holdings is in the business of developing and marketing programs for real estate transactions to restore and foster lender and borrower confidence.  Asset Holdings operates through three subsidiary companies. The first company assists in loan modifications to both individual consumers and to major lending institutions. The second company specializes in managing construction defect litigation and providing experts in causes and liabilities. The third company provides price protection programs such as the Asset Guardian plan, which is an option contract tied to time and value of real estate purchases or equity positions.  The “Option to Sell Agreement” is a 10 year option contract offering a price guarantee after an initial two year grace period.

Item 5.02 Departure of Principal Officer

Mr. Bradley C. Underwood, our Vice President, Secretary and a Director, has resigned from all offices, effective immediately.  A copy of his resignation letter is attached. Mrs. Deanie J. Underwood, , our Chief Executive and Chief Financial Officer, has been appointed by our Board of Directors to act as Corporate Secretary in addition to her present duties.

Item 9.01 Exhibit.

Exhibit
Number	Description

10.1	Letter of Intent dated March 6, 2009
21.2	List of Subsidiaries
99.1	Resignation Letter

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized on March 10, 2009.

BY DESIGN, INC., a Nevada corporation

By:	/s/ Deanie J. Underwood
Deanie J. Underwood, President, Chief Executive Officer,Chief Financial Officer and Director (Principal Executive, Accounting and Financial Officer)